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EXHIBIT 77M -- RIVERSOURCE VARIABLE SERIES TRUST

1.   MERGER OF EACH OF THE FOLLOWING (EACH A SELLING FUND):

     RIVERSOURCE VARIABLE PORTFOLIO - BALANCED FUND(1)
     RIVERSOURCE VARIABLE PORTFOLIO - CASH MANAGEMENT FUND(2)
     RIVERSOURCE VARIABLE PORTFOLIO - CORE BOND FUND(3)
     RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND(4)
     RIVERSOURCE VARIABLE PORTFOLIO - DIVERSIFIED BOND FUND(3)
     RIVERSOURCE VARIABLE PORTFOLIO - DIVERSIFIED EQUITY INCOME FUND(1) RIVERSOURCE VARIABLE PORTFOLIO - EMERGING MARKETS FUND(5)
     RIVERSOURCE VARIABLE PORTFOLIO - FUNDAMENTAL VALUE FUND(6)
     RIVERSOURCE VARIABLE PORTFOLIO - GLOBAL BOND FUND(3)
     RIVERSOURCE VARIABLE PORTFOLIO - GLOBAL INFLATION PROTECTED SECURITIES
                                      FUND(3)
     RIVERSOURCE VARIABLE PORTFOLIO - GROWTH FUND(5)
     RIVERSOURCE VARIABLE PORTFOLIO - HIGH YIELD BOND FUND(3)
     RIVERSOURCE VARIABLE PORTFOLIO - INCOME OPPORTUNITIES FUND(3) RIVERSOURCE VARIABLE PORTFOLIO - INTERNATIONAL OPPORTUNITY FUND(5) RIVERSOURCE VARIABLE PORTFOLIO - LARGE CAP EQUITY FUND(5)
     RIVERSOURCE VARIABLE PORTFOLIO - LARGE CAP VALUE FUND(5)
     RIVERSOURCE VARIABLE PORTFOLIO - MID CAP GROWTH FUND(5)
     RIVERSOURCE VARIABLE PORTFOLIO - MID CAP VALUE FUND(5)
     RIVERSOURCE VARIABLE PORTFOLIO - S&P 500 INDEX FUND(5)
     RIVERSOURCE VARIABLE PORTFOLIO - SELECT VALUE FUND(6)
     RIVERSOURCE VARIABLE PORTFOLIO - SHORT DURATION U.S. GOVERNMENT FUND(3) RIVERSOURCE VARIABLE PORTFOLIO - SMALL CAP ADVANTAGE FUND(5) RIVERSOURCE VARIABLE PORTFOLIO - SMALL CAP VALUE FUND(6)

INTO A SEPARATE CORRESPONDING NEWLY-FORMED SERIES OF RIVERSOURCE VARIABLE SERIES TRUST (EACH A BUYING FUND).

(1)  A series of RiverSource Variable Portfolio - Managed Series, Inc.

(2)  A series of RiverSource Variable Portfolio - Money Market Series, Inc.

(3)  A series of RiverSource Variable Portfolio - Income Series, Inc.

(4)  A series of RiverSource Variable Portfolio - Select Series, Inc.

(5)  A series of RiverSource Variable Portfolio - Investment Series, Inc.

(6)  A series of RiverSource Variable Portfolio - Managers Series, Inc.

On February 1, 2008, each Selling Fund merged into a corresponding Buying Fund.

BOARD ACTION: Board members of each Selling Fund and each Buying Fund, at meetings held on September 10-11, 2007, approved an Agreement and Plan of Reorganization (Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing shareholders of the respective Fund would not be diluted as a result of the reorganization.

SHAREHOLDER APPROVAL: The shareholders of each Selling Fund approved the Agreement between the Selling Fund and the corresponding Buying Fund at a special meeting of shareholders held on January 29, 2008.

TERMS OF THE REORGANIZATION: Under the Agreement, each Selling Fund transferred all of its assets to the corresponding Buying Fund in exchange for shares of the Buying Fund. Those shares were distributed proportionately to the shareholders (the insurance company separate accounts) in proportion to their holdings in the corresponding Selling Fund. Each Buying Fund assumed the liabilities of the corresponding Selling Fund. Neither the Selling Funds nor the contract holders whose contract values were allocated to separate account(s) investing in the Selling Funds paid any sales charge in connection with the distribution of shares. RiverSource Investments, LLC and its affiliates agreed to bear the costs of effecting the reorganization.

2. MERGER OF RIVERSOURCE VARIABLE PORTFOLIO - CORE BOND FUND INTO RIVERSOURCE VARIABLE PORTFOLIO - DIVERSIFIED BOND FUND

On March 10, 2008, RiverSource Variable Portfolio - Core Bond Fund (the Selling
Fund), a series of RiverSource Variable Series Trust (the Trust) merged into RiverSource Variable Portfolio - Diversified Bond Fund (the Buying Fund), a series of the same Trust.

BOARD ACTION: Board members of the Selling Fund and the Buying Fund, at meetings held on September 10-11, 2007, approved an Agreement and Plan of Reorganization (Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing shareholders of the respective Fund would not be diluted as a result of the reorganization.

SHAREHOLDER APPROVAL: The shareholders of the Selling Fund approved the Agreement between the Selling Fund and the Buying Fund at a special meeting of shareholders held on January 29, 2008.

TERMS OF THE REORGANIZATION: Under the Agreement, the Selling Fund transferred all of its assets to the Buying Fund in exchange for shares of the Buying Fund. Those shares were distributed proportionately to the shareholders (the insurance company separate accounts) in proportion to their holdings in the Selling Fund. The Buying Fund assumed the liabilities of the Selling Fund. Neither the Selling Fund nor the contract holders whose contract values were allocated to separate account(s) investing in the Selling Fund paid any sales charge in connection with the distribution of shares. RiverSource Investments, LLC and its affiliates agreed to bear the costs of effecting the reorganization.